UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-11255	AMERCO (A Nevada Corporation) 1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239 Telephone (775) 688-6300	88-0106815
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

    Effective February 8, 2008, U-Haul International, Inc. (the “Company”) and certain of its subsidiaries terminated a $100 million revolving credit facility from Merrill Lynch Commercial Finance Corporation. The credit facility was secured by certain of the Company’s truck rental fleet. As of December 31, 2007 the Company had not drawn on any of its availability under this credit agreement.

    The description of the foregoing matter is not complete and is qualified in its entirety by the full text of the Omnibus Termination and Release, which is attached hereto as Exhibit 10.1 and is incorporated herin by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1     Ombinus Termination and Release (Aged Truck Revolving Loan Facility), dated February 8, 2008 among U-Haul Leasing & Sales Co., U-Haul Company of Arizona and U-Haul International, Inc. and Merrill Lynch Commercial Finance Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2008
AMERCO

/s/ Jason A. Berg
Jason A. Berg,
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
10.1

Ombinus Termination and Release (Aged Truck Revolving Loan Facility), dated February 8, 2008 among U-Haul Leasing & Sales Co., U-Haul Company of Arizona and U-Haul International, Inc. and Merrill Lynch Commercial Finance Corporation.